Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FISCAL 2026 THIRD-QUARTER RESULTS

WALL, N.J., August 3, 2026 — New Jersey Resources Corporation (NYSE: NJR) today reported financial and operating results for its fiscal 2026 third quarter and year-to-date period ended June 30, 2026.

Financial Highlights
•	Fiscal 2026 third-quarter consolidated net income of $9.7 million, or $0.10 per share, compared with net loss of $(15.1) million, or $(0.15) per share, in the third quarter of fiscal 2025
•
Fiscal 2026 third-quarter consolidated net financial earnings (NFE), a non-GAAP financial measure, of $11.3 million, or $0.11 per share, compared with $6.2 million, or $0.06 per share, in the third quarter of fiscal 2025

•	Fiscal 2026 year-to-date net income totaled $351.1 million, or $3.48 per share, compared with $320.6 million, or $3.20 per share, for the same period in fiscal 2025
•	Fiscal 2026 year-to-date NFE totaled $350.9 million, or $3.48 per share, compared with $313.4 million, or $3.13 per share, for the same period in fiscal 2025

Fiscal 2026 and Long-Term Outlook
•	Tightens fiscal 2026 net financial earnings per share (NFEPS) guidance to a range of $3.52 to $3.62, from its previous range of $3.48 to $3.63
•	Maintains 7 to 9 percent long-term NFEPS growth target, starting from a fiscal 2025 base of $2.83 per share* * 7% - 9% growth would imply a NFEPS range of $3.03 - $3.08 in fiscal 2026

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, “Our year-to-date performance reflects the continued strength of our diversified business model, supported by solid execution across our operations. We are pleased to raise the lower end of our fiscal 2026 NFEPS guidance, as we remain focused on delivering reliable, affordable energy and long-term value for our shareowners.”

Fiscal 2026 NFEPS Guidance and Expected NFE Contributions by Segment
NJR is tightening its fiscal 2026 NFEPS guidance to a range of $3.52 to $3.62 from $3.48 to $3.63, subject to the risks and uncertainties identified below under "Forward-Looking Statements."

The following chart represents NJR’s current expected NFE contributions from its business segments for fiscal 2026:
Segment	Expected fiscal 2026 net financial earnings contribution
New Jersey Natural Gas	59 to 62 percent
Clean Energy Ventures	10 to 13 percent
Storage and Transportation	8 to 11 percent
Energy Services	21 to 23 percent
Home Services and Other	0 to 1 percent

NJR Reports Fiscal 2026 Third-Quarter Results

In providing fiscal 2026 NFE guidance, management is aware that there could be differences between reported GAAP net income and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

Financial Metrics
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
($ in Thousands, except per share data)	2026	2025	2026	2025
Net income (loss)	$9,689	$(15,051)	$351,091	$320,555
Basic EPS	$0.10	$(0.15)	$3.48	$3.20
Net financial earnings*	$11,304	$6,198	$350,940	$313,388
Basic net financial earnings per share*	$0.11	$0.06	$3.48	$3.13

*A reconciliation of net income to NFE for the three and nine months ended June 30, 2026 and 2025, respectively is provided in the financial statements below.

Net Financial Earnings (Loss) by Business Segment

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
($ in Thousands)	2026	2025	2026	2025
New Jersey Natural Gas	$6,087	$10,079	$238,429	$221,518
Clean Energy Ventures	(312)	(6,857)	4,055	37,315
Storage and Transportation	8,762	5,898	23,833	13,905
Energy Services	(4,035)	(3,734)	84,531	39,400
Home Services and Other	579	481	839	418
Subtotal	11,081	5,867	351,687	312,556
Eliminations	223	331	(747)	832
Total	$11,304	$6,198	$350,940	$313,388

New Jersey Natural Gas (NJNG)
NJNG reported fiscal 2026 third-quarter NFE of $6.1 million, compared to NFE of $10.1 million during the same period in fiscal 2025. The decrease in NFE for the period was driven primarily by higher depreciation expense as a result of additional utility plant being placed into service, partially offset by higher utility gross margin.

Fiscal 2026 year-to-date NFE totaled $238.4 million, compared with NFE of $221.5 million for the same period in fiscal 2025. The increase in NFE for the period was due to higher base rates in October and November of fiscal 2026 compared to the same period of fiscal 2025 (new rates were effective November 21, 2024) as well as continued customer growth and higher Basic Gas Supply Service (BGSS) incentives.

Customers:

•
At June 30, 2026, NJNG serviced approximately 595,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties, compared to approximately 589,000 customers as of September 30, 2025.

NJR Reports Fiscal 2026 Third-Quarter Results

Regulatory Filings:

•
On June 1, 2026, NJNG submitted its annual Basic Gas Supply Service (BGSS), Conservation Incentive Program (CIP) and Energy-Efficiency filings to the New Jersey Board of Public Utilities (BPU) that, taken together, would provide customers with an 8.9% reduction in customer bills in advance of the 2026-2027 winter season – a $158 annual savings for the average residential customer – and bill stability while seeking recovery for investments in the continued delivery of safe, reliable natural gas service, which is the most affordable energy to heat homes and businesses.

•
Also, on June 1, 2026, NJNG filed a base rate case with the BPU, seeking a $157.6 million increase to its base rates. The filing is based on an overall rate of return on rate base of 7.60 percent with a return on common equity of 10.10 percent. The proposed increase reflects a 55.50 percent common equity component.

•
Once all filings are implemented, NJNG anticipates that the overall net result will leave NJNG annualized average customer bills nearly flat compared to today’s rates. Unless otherwise noted, NJNG cannot predict the outcome or ultimate resolution for open regulatory matters.

BGSS Incentive Programs1:

•
BGSS incentive programs contributed $20.4 million to utility gross margin during the first nine months of fiscal 2026, compared with $14.5 million for the same period in fiscal 2025. This increase was primarily driven by increased margins from off-system sales and capacity release due to market volatility as a result of colder weather.

1 BGSS incentive savings represent value created through supply and capacity optimization and shared with customers through the BGSS clause.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

•
SAVEGREEN® invested $78.8 million in the first nine months of fiscal 2026 in energy-efficiency upgrades for customers' homes and businesses. Investments in SAVEGREEN® are incremental to rate base and earn near-real time returns through an annual recovery mechanism.

•	More than 115,000 customers have taken part in SAVEGREEN® to date, with those utilizing our whole home offerings realizing bill savings of up to 30%.

Clean Energy Ventures (CEV)
CEV reported fiscal 2026 third-quarter net financial loss of $(0.3) million, compared with $(6.9) million during the the third quarter of fiscal 2025, reflecting higher revenue, partially offset by higher depreciation and interest expense associated with capital invested over the past year.

Fiscal 2026 year-to-date NFE totaled $4.1 million, compared with NFE of $37.3 million for the same period in fiscal 2025. The decrease was primarily due to a gain from the sale of CEV's residential solar portfolio assets that was recognized in the prior year period.

Solar Investment Update:
•	During the first nine months of fiscal 2026, CEV placed eight commercial projects into service, adding 57.8 megawatts (MW)* to installed capacity.
•	As of June 30, 2026, CEV had approximately 537MW of commercial solar capacity in service across New Jersey, New York, Connecticut, Pennsylvania, Rhode Island, Indiana, and Michigan.

* All MWs noted in DC

NJR Reports Fiscal 2026 Third-Quarter Results

Storage and Transportation (S&T)
S&T reported fiscal 2026 third-quarter NFE of $8.8 million, compared with NFE of $5.9 million during the same period in fiscal 2025. Fiscal 2026 year-to-date NFE totaled $23.8 million, compared with NFE of $13.9 million for the same period in fiscal 2025.

NFE increased during both periods mainly due to higher operating income at Adelphia Gateway (Adelphia) primarily due to the impact of its Section 4 rate case settlement and higher firm storage rates at Leaf River.

Energy Services (ES)
ES reported fiscal 2026 third-quarter net financial loss of $(4.0) million, remaining largely flat compared with net financial loss of $(3.7) million for the same period in fiscal 2025.

Fiscal 2026 year-to-date NFE totaled $84.5 million, compared with NFE of $39.4 million for the same period in fiscal 2025. The increase in NFE was primarily due to higher natural gas price volatility that allowed ES to capture additional financial margin.

Home Services and Other Operations
Home Services and Other Operations reported fiscal 2026 third-quarter NFE of $0.6 million, compared with $0.5 million for the same period in fiscal 2025.

Fiscal 2026 year-to-date NFE totaled $0.8 million, compared with NFE of $0.4 million for the same period in fiscal 2025.

Capital Expenditures and Cash Flows:
•
During the first nine months of fiscal 2026, capital expenditures were $553.0 million, including accruals, compared with $456.8 million during the same period in fiscal 2025. The increase in capital expenditures was primarily due to higher expenditures at NJNG and CEV.

•
NJR expects to deploy between $4.8 billion and $5.2 billion in capital expenditures through 2030, with utility spending at NJNG representing over 60% of the investment, all planned CEV capital expenditures safe-harbored to preserve tax credit eligibility, and strategic growth opportunities at S&T supporting long-term value creation.

•
During the first nine months of fiscal 2026, cash flows from operations increased to $577.8 million, compared to cash flows from operations of $385.2 million in the same period in fiscal 2025, due primarily to an increase in financial margin at ES and higher base rates at NJNG.

Conference Call to be Webcast on August 4, 2026
New Jersey Resources will host a live webcast of its fiscal 2026 third quarter financial results on Tuesday, August 4, 2026, at 10 a.m. ET. A few minutes prior to the webcast, visit www.njresources.com and select “Investor Relations.” Scroll down and click the webcast link under “Latest Events” on the right side of the page.

NJR Reports Fiscal 2026 Third-Quarter Results

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a diversified energy infrastructure and energy services company headquartered in Wall, New Jersey.

NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

Forward-Looking Statements:
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as expectations regarding future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, statements regarding NJR’s NFEPS guidance for fiscal 2026, projected NFEPS growth rates and our guidance range, forecasted contributions of business segments to NJR’s NFE for fiscal 2026, our capital plan through 2030, including our capital expenditure projections through 2030, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs; the outcome or timing of our Base Rate Case and other filings with the BPU, and other legal and regulatory expectations and statements that include other projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.

NJR Reports Fiscal 2026 Third-Quarter Results

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Information:
This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at ES, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization expenses as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to ES.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expenses. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Annual Report on Form 10-K, Item 7.

NJR Reports Fiscal 2026 Third-Quarter Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2026	2025	2026	2025
OPERATING REVENUES
Utility	$200,869	$204,790	$1,251,692	$1,156,558
Nonutility	148,311	94,156	641,743	543,776
Total operating revenues	349,180	298,946	1,893,435	1,700,334
OPERATING EXPENSES
Gas purchases
Utility	64,255	73,321	508,306	473,975
Nonutility	82,200	67,852	308,164	287,277
Related parties	1,280	1,268	3,799	4,652
Operation and maintenance	105,574	100,133	304,751	299,806
Regulatory rider expenses	10,434	10,979	103,038	81,956
Depreciation and amortization	53,545	47,000	153,250	140,296
Gain on sale of assets	—	(545)	—	(56,092)
Total operating expenses	317,288	300,008	1,381,308	1,231,870
OPERATING INCOME (LOSS)	31,892	(1,062)	512,127	468,464
Other income, net	14,772	11,040	42,427	39,663
Interest expense, net of capitalized interest	35,199	31,694	105,850	98,112
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	11,465	(21,716)	448,704	410,015
Income tax provision (benefit)	3,353	(5,142)	103,754	93,835
Equity in earnings of affiliates	1,577	1,523	6,141	4,375
NET INCOME (LOSS)	$9,689	$(15,051)	$351,091	$320,555

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.10	$(0.15)	$3.48	$3.20
Diluted	$0.10	$(0.15)	$3.46	$3.18

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	101,092	100,373	100,881	100,173
Diluted	101,780	100,373	101,526	100,813

NJR Reports Fiscal 2026 Third-Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2026	2025	2026	2025
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income (loss)	$9,689	$(15,051)	$351,091	$320,555
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,749	10,766	4,460	(10,072)
Tax effect	(653)	(2,559)	(1,060)	2,394
Effects of economic hedging related to natural gas inventory	(654)	16,924	(4,657)	747
Tax effect	156	(4,022)	1,107	(178)
NFE tax adjustment	17	140	(1)	(58)
Net financial earnings	$11,304	$6,198	$350,940	$313,388

Weighted Average Shares Outstanding
Basic	101,092	100,373	100,881	100,173
Diluted	101,780	100,373	101,526	100,813

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings (loss) per share	$0.10	$(0.15)	$3.48	$3.20
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.02	0.11	0.04	(0.10)
Tax effect	—	(0.03)	(0.01)	0.02
Effects of economic hedging related to natural gas inventory	(0.01)	0.17	(0.04)	0.01
Tax effect	—	(0.04)	0.01	—
Basic net financial earnings per share	$0.11	$0.06	$3.48	$3.13

NFE is a measure of earnings based on the elimination of timing differences surrounding the recognition of certain gains or losses to effectively match the earnings effects of the economic hedges with the physical sale of natural gas and, therefore, eliminate the impact of volatility to GAAP earnings associated with the derivative instruments. To the extent we utilize forwards, future or other derivatives to hedge natural gas transactions and forecasted SREC production, the resulting unrealized gains and losses are also eliminated from NFE. ES economically hedges its natural gas inventory with financial derivative instruments and calculates the related tax effect based on the statutory rate. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Fiscal 2026 Third-Quarter Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2026	2025	2026	2025
NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$201,107	$205,029	$1,252,405	$1,157,439
Less:
Natural gas purchases	65,875	74,941	513,166	480,244
Operating and maintenance (1)	36,854	34,719	96,463	90,238
Regulatory rider expense	10,434	10,979	103,038	81,956
Depreciation and amortization	40,385	35,987	114,854	103,784
Gross margin	47,559	48,403	424,884	401,217
Add:
Operating and maintenance (1)	36,854	34,719	96,463	90,238
Depreciation and amortization	40,385	35,987	114,854	103,784
Utility gross margin	$124,798	$119,109	$636,201	$595,239
(1) Excludes selling, general and administrative expenses of $27.8 million and $27.1 million for the three months ended June 30, 2026 and 2025, respectively, and $82.9 million and $85.0 million for the nine months ended June 30, 2026 and 2025, respectively.

ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$79,962	$38,850	$443,224	$371,548
Less:
Natural Gas purchases	82,091	67,781	307,803	287,496
Operation and maintenance (1)	2,841	1,020	15,316	13,482
Depreciation and amortization	41	30	125	139
Gross margin	(5,011)	(29,981)	119,980	70,431
Add:
Operation and maintenance (1)	2,841	1,020	15,316	13,482
Depreciation and amortization	41	30	125	139
Unrealized loss (gain) on derivative instruments and related transactions	2,749	10,766	4,460	(10,072)
Effects of economic hedging related to natural gas inventory	(654)	16,924	(4,657)	747
Financial margin	$(34)	$(1,241)	$135,224	$74,727
(1) Excludes selling, general and administrative expenses of $0.2 million and $0.3 million during the three months ended June 30, 2026 and 2025, respectively, and $0.7 million and $0.9 million during the nine months ended June 30, 2026 and 2025, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net (loss) income	$(5,650)	$(24,983)	$84,682	$46,567
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,749	10,766	4,460	(10,072)
Tax effect	(653)	(2,559)	(1,060)	2,394
Effects of economic hedging related to natural gas	(654)	16,924	(4,657)	747
Tax effect	156	(4,022)	1,107	(178)
NFE tax adjustment	17	140	(1)	(58)
Net financial (loss) earnings	$(4,035)	$(3,734)	$84,531	$39,400

NJR Reports Fiscal 2026 Third-Quarter Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2026	2025	2026	2025
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$201,107	$205,029	$1,252,405	$1,157,439
Clean Energy Ventures	19,178	12,030	60,870	46,403
Energy Services	79,962	38,850	443,224	371,548
Storage and Transportation	31,388	27,129	88,902	79,064
Home Services and Other	17,758	16,177	48,722	47,089
Sub-total	349,393	299,214	1,894,123	1,701,543
Eliminations	(213)	(268)	(688)	(1,209)
Total	$349,180	$298,946	$1,893,435	$1,700,334

Operating Income (Loss)
Natural Gas Distribution	$19,731	$21,273	$341,962	$316,255
Clean Energy Ventures	1,156	(4,353)	8,806	52,368
Energy Services	(5,229)	(30,240)	119,282	69,561
Storage and Transportation	14,356	10,544	37,913	26,113
Home Services and Other	1,219	1,065	2,198	1,667
Sub-total	31,233	(1,711)	510,161	465,964
Eliminations	659	649	1,966	2,500
Total	$31,892	$(1,062)	$512,127	$468,464

Equity in Earnings of Affiliates
Storage and Transportation	$1,039	$908	$4,561	$3,030
Eliminations	538	615	1,580	1,345
Total	$1,577	$1,523	$6,141	$4,375

Net Income (Loss)
Natural Gas Distribution	$6,087	$10,079	$238,429	$221,518
Clean Energy Ventures	(312)	(6,857)	4,055	37,315
Energy Services	(5,650)	(24,983)	84,682	46,567
Storage and Transportation	8,762	5,898	23,833	13,905
Home Services and Other	579	481	839	418
Sub-total	9,466	(15,382)	351,838	319,723
Eliminations	223	331	(747)	832
Total	$9,689	$(15,051)	$351,091	$320,555

Net Financial Earnings (Loss)
Natural Gas Distribution	$6,087	$10,079	$238,429	$221,518
Clean Energy Ventures	(312)	(6,857)	4,055	37,315
Energy Services	(4,035)	(3,734)	84,531	39,400
Storage and Transportation	8,762	5,898	23,833	13,905
Home Services and Other	579	481	839	418
Sub-total	11,081	5,867	351,687	312,556
Eliminations	223	331	(747)	832
Total	$11,304	$6,198	$350,940	$313,388

Throughput (Bcf)
NJNG, Core Customers	14.6	19.2	86.1	82.1
NJNG, Off System/Capacity Management	10.7	15.1	60.3	51.6
Energy Services Fuel Mgmt. and Wholesale Sales	25.7	18.6	82.7	82.1
Total	51.0	52.9	229.1	215.8

Common Stock Data
Yield at June 30,	3.4%	4.0%	3.4%	4.0%
Market Price at June 30,	$56.04	$44.82	$56.04	$44.82
Shares Out. at June 30,	101,411	100,378	101,411	100,378
Market Cap. at June 30,	$5,683,070	$4,498,953	$5,683,070	$4,498,953

NJR Reports Fiscal 2026 Third-Quarter Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer and weather data)	2026	2025	2026	2025
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$201,107	$205,029	$1,252,405	$1,157,439
Less:
Natural gas purchases	65,875	74,941	513,166	480,244
Operating and maintenance (1)	36,854	34,719	96,463	90,238
Regulatory rider expense	10,434	10,979	103,038	81,956
Depreciation and amortization	40,385	35,987	114,854	103,784
Gross margin	47,559	48,403	424,884	401,217
Add:
Operating and maintenance (1)	36,854	34,719	96,463	90,238
Depreciation and amortization	40,385	35,987	114,854	103,784
Total Utility Gross Margin	$124,798	$119,109	$636,201	$595,239
(1) Excludes selling, general and administrative expenses of $27.8 million and $27.1 million for the three months ended June 30, 2026 and 2025, respectively, and $82.9 million and $85.0 million for the nine months ended June 30, 2026 and 2025, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$76,156	$74,131	$441,829	$419,817
Commercial, Industrial & Other	19,945	19,924	85,144	80,901
Firm Transportation	24,386	19,666	85,977	76,750
Total Firm Margin	120,487	113,721	612,950	577,468
Interruptible	1,223	1,462	2,884	3,236
Total System Margin	121,710	115,183	615,834	580,704
Basic Gas Supply Service Incentive	3,088	3,926	20,367	14,535
Total Utility Gross Margin	124,798	119,109	636,201	595,239
Operation and maintenance expense	64,682	61,849	179,385	175,200
Depreciation and amortization	40,385	35,987	114,854	103,784
Operating Income	$19,731	$21,273	$341,962	$316,255

Net Income	$6,087	$10,079	$238,429	$221,518

Net Financial Earnings	$6,087	$10,079	$238,429	$221,518

Throughput (Bcf)
Residential	6.1	6.2	48.6	44.3
Commercial, Industrial & Other	1.2	1.2	9.0	8.3
Firm Transportation	1.8	1.9	10.9	10.3
Total Firm Throughput	9.1	9.3	68.5	62.9
Interruptible	5.5	9.9	17.6	19.2
Total System Throughput	14.6	19.2	86.1	82.1
Off System/Capacity Management	10.7	15.1	60.3	51.6
Total Throughput	25.3	34.3	146.4	133.7

Customers
Residential	540,569	534,561	540,569	534,561
Commercial, Industrial & Other	33,174	32,464	33,174	32,464
Firm Transportation	20,847	21,163	20,847	21,163
Total Firm Customers	594,590	588,188	594,590	588,188
Interruptible	31	87	31	87
Total System Customers	594,621	588,275	594,621	588,275
Off System/Capacity Management*	25	30	25	30
Total Customers	594,646	588,305	594,646	588,305
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	437	373	4,587	4,147
Normal	452	454	4,347	4,361
Percent of Normal	96.7%	82.2%	105.5%	95.1%

NJR Reports Fiscal 2026 Third-Quarter Results

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer, RECs and megawatt data)	2026	2025	2026	2025
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$154	$179	$23,611	$17,997
TREC sales	7,278	4,522	13,407	9,581
SREC II sales	1,190	442	2,178	1,145
Merchant Power	4,497	3,360	9,706	7,709
PPA / Other	6,059	3,527	11,968	8,101
Residential solar portfolio	—	—	—	1,870
Total Operating Revenues	$19,178	$12,030	$60,870	$46,403
Depreciation and Amortization	$7,664	$5,772	$21,817	$17,701

Operating Income (Loss)	$1,156	$(4,353)	$8,806	$52,368

Income Tax (Benefit) Provision	$(31)	$(2,068)	$879	$10,994

Net (Loss) Income	$(312)	$(6,857)	$4,055	$37,315

Net Financial (Loss) Earnings	$(312)	$(6,857)	$4,055	$37,315

Solar Renewable Energy Certificates Generated	93,879	92,508	203,201	231,877

Solar Renewable Energy Certificates Sold	996	1,155	122,119	87,657

Transition Renewable Energy Certificates Generated	49,093	30,569	89,915	65,257

Solar Renewable Energy Certificates II Generated	12,126	4,743	23,235	12,519

ENERGY SERVICES

Operating Income
Operating revenues	$79,962	$38,850	$443,224	$371,548
Less:
Gas purchases	82,091	67,781	307,803	287,496
Operation and maintenance expense	3,059	1,279	16,014	14,352
Depreciation and amortization	41	30	125	139
Operating (Loss) Income	$(5,229)	$(30,240)	$119,282	$69,561

Net (Loss) Income	$(5,650)	$(24,983)	$84,682	$46,567

Financial Margin	$(34)	$(1,241)	$135,224	$74,727

Net Financial (Loss) Earnings	$(4,035)	$(3,734)	$84,531	$39,400

Gas Sold and Managed (Bcf)	25.7	18.6	82.7	82.1

STORAGE AND TRANSPORTATION

Operating Revenues	$31,388	$27,129	$88,902	$79,064

Equity in Earnings of Affiliates	$1,039	$908	$4,561	$3,030

Operation and Maintenance Expense	$11,439	$11,410	$34,127	$34,403

Other Income, Net	$1,421	$2,059	$5,271	$6,384

Interest Expense	$5,383	$5,741	$16,397	$17,527

Income Tax Provision	$2,671	$1,872	$7,515	$4,095

Net Income	$8,762	$5,898	$23,833	$13,905

Net Financial Earnings	$8,762	$5,898	$23,833	$13,905

HOME SERVICES AND OTHER

Operating Revenues	$17,753	$16,177	$48,722	$47,089

Operating Income	$1,219	$1,065	$2,198	$1,667

Net Income	$579	$481	$839	$418

Net Financial Earnings	$579	$481	$839	$418

Total Service Contract Customers at June 30	97,366	98,653	97,366	98,653